Exhibit 3.1

CERTIFICATE OF FOURTH AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
ORGANOVO HOLDINGS, INC.

Organovo Holdings, Inc. (the “corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

A.
The name of the corporation is Organovo Holdings, Inc. and the date on which the Certificate of Incorporation of the corporation was originally filed with the Secretary of State of the State of Delaware was January 27, 2012 (the “Certificate of Incorporation”).
B.
The date on which the first amendment to the Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was July 26, 2018.
C.
The date on which the second amendment to the Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was August 17, 2020.
D.
The date on which the third amendment to the Certificate of Incorporation was originally filed with the Secretary of State of the State of Delaware was March 20, 2025.
E.
This Certificate of Fourth Amendment to the Certificate of Incorporation of the corporation (the “Certificate of Fourth Amendment”) was duly adopted by the Board of Directors of the corporation acting in accordance with the provisions of Section 242 of the DGCL, without the necessity of a meeting or vote of the stockholders of the corporation pursuant to Section 242(b)(1) of the DGCL.
F.
ARTICLE I of the Certificate of Incorporation is hereby deleted in its entirety and replaced by the following:

“The name of the corporation is VivoSim Labs, Inc.”

G.
All other provisions of the Certificate of Incorporation shall remain in full force and effect.
H.
This Certificate of Fourth Amendment shall become effective at 12:01 a.m. (Eastern Time) on April 24, 2025.

IN WITNESS WHEREOF, Organovo Holdings, Inc. has caused this Certificate of Fourth Amendment to be executed by its duly authorized officer as of April 23, 2025.

By: /s/ Keith Murphy
Keith Murphy
Executive Chairman of the Board